Exhibit 31.2

CERTIFICATION

I, Jack Wagenti, Principal Financial Officer of the registrant, certify that:

1. I have reviewed this quarterly report on Form 10-QSB/A of American International Ventures, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 3, 2017

/s/ Jack Wagenti

Jack Wagenti

Principal Financial Officer